Exhibit 10(g)
CERNER CORPORATION
2004 LONG — TERM INCENTIVE PLAN G
     The purpose of the Cerner Corporation Long-Term Incentive Plan G (the “Plan”) is to encourage designated key associates and non-employee directors of Cerner Corporation (the “Company”) and its subsidiaries to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders by aligning the economic interests of the participants with those of the shareholders.
     1. Administration
     (a) Committee. The Plan shall be administered and interpreted by the Compensation Committee of the Board of Directors or such other committee as the Board of Directors of the Company (the “Board”) may designate to administer this Plan (the “Committee”). The Committee shall consist of three or more members of the Board, all of whom shall be: (i) “outside directors” as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and related Treasury regulations, (ii) “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iii) in the judgment of the Board, qualified to administer the Plan and act as a Member of the Committee pursuant to all applicable rules, regulations and listing standards of the Nasdaq Stock Market (or such other stock exchange on which the Stock is traded), including any applicable standards for independence. Any member of the Committee who does not satisfy the qualifications set out in the preceding sentence may recuse himself or herself from any vote or other action taken by the Committee. The Board may, at any time and in its complete discretion, remove any member of the Committee and may fill any vacancy in the Committee.
     (b) Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan; (ii) determine the type, size and terms of the grants to be made to each such individual; (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; (iv) amend the terms (other than terms related to initial pricing of the shares) of any previously issued Grant and (v) deal with any other matters arising under the Plan.
     (c) Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under this Plan to one or more Directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (i) with respect to Section 16 Persons, or (ii) in any way which would jeopardize the Plan’s qualification under Section 162(m) of the Code or Rule 16b-3.
     (d) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt, amend or rescind such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.
     2. Grants
     Awards under the Plan may consist of grants of incentive stock options as described in Section 5 (“Incentive Stock Options”), nonqualified stock options as described in Section 5 (“Nonqualified Stock Options”) (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as “Options”), restricted stock as described in Section 6 (“Restricted Stock”), restricted stock units as described in Section 6 (“Restricted Stock Units”), stock appreciation rights as described in Section 7 (“SARs”), performance units as described in Section 8 (“Performance Units”), performance shares as described in Section 8 (“Performance Shares”), and phantom stock as described in Section 9 (“Phantom Stock”) (hereinafter collectively referred to as “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the “Grant Instrument”) or an amendment to the Grant Instrument. The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the Grantees. Grants, other than Options or SARs, shall vest as follows: (a) time based Grants shall have a minimum three (3) year vesting schedule; and, (b) performance based Grants shall have a minimum one (1) year vesting schedule.
     3. Shares Subject to the Plan
     (a) Shares Authorized. Subject to the adjustment specified in Section 3(c) below, the aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued or transferred under the Plan is two million (2,000,000) shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including treasury shares and shares purchased by the Company on the open market for purposes of the Plan. If and to the extent that shares of Company Stock subject to an outstanding Grant are not issued by reason of the forfeiture, termination, surrender, cancellation or expiration while unexercised of such Grant, or by reason of tendering or withholding of shares (by either actual delivery or by attestation) to pay all or a portion of the Exercise Price or to satisfy all or a portion of any tax withholding obligations relating to the Grant or the exercise of a Grant, or to satisfy recovery of all or a portion of the fringe benefit tax or similar taxes (the “Fringe Benefit Tax”), payable by the Company and/or its subsidiaries relating to the Grant, vesting and/or exercise of a Grant settled in such a manner such that some or all of the shares covered by the Grant are not issued to a participant, or being exchanged for a Grant under this Plan that does not involve Company Stock, then such shares shall immediately again be available for issuance under this Plan and credited back to the 2,000,000 share limitation on Company Stock, as applicable. The Committee may from time to time adopt and observe such procedures concerning the counting of Shares against the Plan maximum as it may deem appropriate.
     (b) Individual Limit. During any calendar year, no individual may be granted Options or other Grants under the Plan that, in the aggregate, may be settled by delivery of more than five hundred thousand (500,000) shares of Company Stock, subject to adjustment as provided in Section 3(c). In addition, with respect to Grants the value of which is based on the Fair Market Value of Company Stock and that may be settled in cash (in whole or in part), no individual may be paid during any calendar year cash amounts relating to such Grants that exceed the greater of the Fair Market Value (as defined in Section 5(b)(iii)) of the number of shares of Company Stock set forth in the preceding sentence either at the date of grant or at the date of settlement. This provision sets forth two separate limitations, so that Grants that may be settled solely by delivery of Company Stock will not operate to reduce the amount or value of cash-only Grants, and vice versa; nevertheless, Grants that may be settled in Company Stock or cash must not exceed either limitation.
     With respect to Grants, the value of which is not based on the Fair Market Value of Company Stock, no individual may receive Grants pursuant to this Plan during any calendar year involving a cash value plus shares of Company Stock with a Fair Market Value at date of grant that, in the aggregate, exceeds five million dollars ($5,000,000).
     Grants to Non-Employee Directors will be set by the Committee based on either a formula or a maximum grant amount taking into consideration the recommendations of at least one independent third party consultant to the Company’s Board of Directors.
     (c) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spin-off, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the

Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spin-off or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive. If and to the extent that any such change in the number or kind of shares of Company Stock outstanding is effected solely by application of a mathematical formula (e.g., a 2-for-1 stock split), the adjustment described in this Section 3(c) shall be made and shall occur automatically by application of such formula, without further action by the Committee.
     4. Eligibility for Participation
     (a) Eligible Persons. All key associates of the Company and its subsidiaries (“Associates”), including Associates who are officers or members of the Board, shall be eligible to participate in the Plan. Members of the Board who are not Associates (“Non-Employee Directors”) shall be eligible to participate in the Plan.
     (b) Selection of Grantees. The Committee shall select the Associates and Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant, and/or shall establish such other terms and conditions applicable to such Grant, in such manner as the Committee determines. Associates and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as “Grantees.”
     5. Granting of Options
     (a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to a Grantee.
     (b) Type of Option and Price.
     (i) The Committee may grant Incentive Stock Options that are intended to qualify as “incentive stock options” within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein.
     (ii) The purchase price (the “Exercise Price”) of Company Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Associate who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.
     (iii) The Fair Market Value per share as of any date shall be the closing reported sale prices of the Stock on The Nasdaq Stock Market (or such other national securities exchange in the event the Company stock is not then traded on The Nasdaq Stock Market) as of that date, or if there is no such reported sales price on the relevant date, then on the last previous day on which a sale was reported.
     (c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed twelve years from the date of grant. However, an Incentive Stock Option that is granted to an Associate who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.
     (d) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument or an amendment to the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.
     (e) Termination of Employment, Disability or Death. Except as provided below, an Option may only be exercised while the Grantee who is an Associate is employed by the Company. In the event that such a Grantee ceases to be employed for any reason other than a “disability”, death, retirement, or a termination for the convenience of the Company, any Option held by the Grantee shall terminate at the close of business ninety days after the Grantee’s last day of employment. In such case, and in all cases described below under (i), (ii), (iii) and (iv) below, the Option may be exercised only as to the shares of Company Stock as to which the Option had become exercisable on or before the date the Grantee ceases to be an Associate.
     (i) In the event that the Grantee ceases to be employed in a manner determined by the Committee or Board, in its sole discretion, to constitute retirement (which determination shall be communicated to the Grantee within sixty days of such termination), the Option may be exercised by the Grantee, or in the case of the Grantee’s death, by the Grantee’s beneficiaries entitled to do so, (A) if the Option is an Incentive Stock Option, within three months following the Grantee’s retirement, or (B) if the Option is a Nonqualified Stock Option, the Committee, in its discretion, may provide that the Grantee’s Options shall be exercisable for up to three years after the date of retirement.
     (ii) In the event the Grantee dies while he or she is an Associate, within the period referred to in clause (iv) below, or within the period described in sub-clause (A) and (B) of clause (i), above, (A) if the Option is an Incentive Stock Option, the Option may be exercisable within one year following the Grantee’s date of death, or (B) if the Option is a Nonqualified Stock Option, the Committee, in its discretion, may provide that the Grantee’s Options shall be exercisable for up to three years after the date of death.
     (iii) In the event the Grantee ceases to be employed by the Company because the Grantee becomes “disabled”, or if the Grantee becomes disabled within the period referred to in clause (iv) below, (A) if the Option is an Incentive Stock Option, the Option may be exercisable within twelve months following the date Grantee’s employment has ceased or the date the Grantee became disabled, whichever is later, or (B) if the Option is a Nonqualified Stock Option, the Committee, in its discretion, may provide that the Grantee’s Options shall be exercisable for up to three years after the date Grantee’s employment has ceased or the date the Grantee became disabled, whichever is later.
     (iv) In the event the Grantee ceases to be employed by the Company because the Grantee is terminated for the convenience of the Company (as determined by the Committee or the Board in its sole discretion), any Incentive Stock Option and/or Nonqualified Stock Option exercisable on the date of termination of employment may be exercised by the Grantee within a period determined by the Committee, in its discretion, commencing on the date of termination of employment and continuing for up to three years after the date Grantee’s employment has ceased.
     (v) For purposes of this Section 5(e) and Sections 6, 7 and 8:
     (A) The term “Company” shall mean the Company and its subsidiary corporations.
     (B) “Disability” or “disabled” shall mean a Grantee’s becoming disabled within the meaning of section 22(e)(3) of the Code.
     (f) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (x) in cash, (y) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having an aggregate Fair Market Value for such shares on the date of exercise equal to the aggregate Exercise Price or (z) by such other method as the Committee may approve, including attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise equal to the Exercise Price, or payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. In addition, the Committee may authorize loans by the Company to Grantees in connection with the exercise of an Option, upon such terms and conditions that the Committee, in its sole discretion deems appropriate. However, the Committee may not authorize any loans under this Plan to any of the Company’s Section 16 Officers as defined by the Securities Exchange Commission and determined each year by the Company’s Board of Directors. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due and/or the amount of any Fringe Benefit Tax due (pursuant to Section 10) at the time of exercise. Shares of the Company Stock shall not be issued upon exercise of an Option until the Exercise Price is fully paid and any required withholding is made and/or the amount of any Fringe Benefit Tax is paid by or recovered from the Grantee .
     (g) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds one hundred thousand U.S. dollars ($100,000), then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.
     6. Restricted Stock and Restricted Stock Units Grants
     The Committee may issue or transfer shares of Company Stock to a Grantee under a Grant of Restricted Stock or Grant Restricted Stock Units, upon such terms as the Committee deems appropriate. A Restricted Stock Unit shall mean any unit granted under this Section 6 evidencing the right to receive a share of Company Stock (or a cash payment equal to the Fair Market Value of a share of Company Stock) at some future date. The following provisions are applicable to Restricted Stock and Restricted Stock Units:
     (a) General Requirements. Shares of Company Stock issued or transferred pursuant to Restricted Stock and Restricted Stock Unit Grants may be issued or transferred for consideration or for no consideration, as determined by the Committee. The Committee may establish conditions under which restrictions on shares of Restricted Stock and Restricted Stock Units shall lapse over a period of time or according to such other criteria as the Committee deems appropriate including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Restricted Stock and Restricted Stock Units will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.” Each Restricted Stock or Restricted Stock Unit shall provide for vesting not more rapidly than ratably over a three year period unless the Restricted Stock or Restricted Stock Unit is also subject to performance restrictions, in which case the minimum Restriction Period shall be one year.
     (b) Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Restricted Stock Grant or issuable or transferable pursuant to a Restricted Stock Unit Grant and the restrictions applicable to such shares or Restricted Stock Units.
     (c) Requirement of Employment. If the Grantee ceases to be employed by the Company during the Restriction Period, or if other specified conditions are not met, the Restricted Stock or Restricted Stock Unit Grant shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed at the close of business on the Grantee’s last day of employment, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, accelerate the termination of the restrictions for all or a portion of such Restricted Stock or Restricted Stock Unit as it deems appropriate.

     (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock or the Restricted Stock Units except to a Successor Grantee under Section 11(a). Each certificate for a share of Restricted Stock or Restricted Stock Units shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares have lapsed.
     (e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period the Grantee shall not have the right to vote shares of Restricted Stock. During the Restriction Period the Grantee shall have the right to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee. Such dividends, if any, may be paid currently, accrued as contingent cash obligations, or converted into additional shares of Restricted Stock, upon such terms as the Committee may establish, including the achievement of specific performance goals.
     (f) Lapse of Restrictions. All restrictions imposed on Restricted Stock and Restricted Stock Units shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may terminate the restrictions, in its discretion, as to any or all Restricted Stock Grants, without regard to any Restriction Period, as specifically set forth in Section 19.
     (g) Recovery of Fringe Benefit Tax – The Grantee of Restricted Stock or Restricted Stock Units shall reimburse the Company for any Fringe Benefit Tax payable by the Company with respect to such Restricted Stock or Restricted Stock Units. The Committee shall have the right to retain possession of the certificates for shares of Restricted Stock until the Fringe Benefit Tax is paid by or recovered from the Grantee in accordance with the provisions of Section 10.
     7. Stock Appreciation Rights
     (a) General Requirements. The Committee may grant SARs to a Grantee separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, a predetermined percentage of the Fair Market Value of a share of Company Stock as of the date of grant of the SAR, which percentage shall equal 50% or greater of the Fair Market Value.
     (b) Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.
     (c) Exercisability. A SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument; provided, however, that the term of the SAR shall not exceed ten years. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by the Company or during the applicable period after termination of employment as described in Section 5(e) for Options. For purposes of the preceding sentence, the rules applicable to a tandem SAR shall be the rules applicable under Section 5(e) to the Option to which it relates, and the rules applicable to any other SAR shall be the rules applicable under Section 5(e) for a

Nonqualified Stock Option. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.
     (d) Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in Subsection (a).
     (e) Form of Payment. The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, shares of Company Stock, or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.
     (f) Recovery of Fringe Benefit Tax – The Grantee of SARs shall reimburse the Company, for any Fringe Benefit Tax payable by the Company with respect to such SARs. The amount of Fringe Benefit Tax shall be payable by or recoverable from the Grantee in accordance with the provisions of Section 10.
     8. Performance Units and Performance Shares
     (a) General Requirements. The Committee may grant Performance Units or Performance Shares to a Grantee. Each Performance Unit/Share shall represent the right of the Grantee to receive an amount based on the value of the Performance Unit/Share, if performance goals established by the Committee are met. A Performance Unit shall have a value based on such measurements or criteria as the Committee determines. A Performance Share shall have a value equal to the Fair Market Value of a share of Company Stock. The Committee shall determine the number of Performance Units/Shares to be granted and the requirements applicable to such Units/Shares.
     (b) Performance Period and Performance Goals. When Performance Units/Shares are granted, the Committee shall establish the performance period during which performance shall be measured (the “Performance Period”), performance goals applicable to the Units/Shares (“Performance Goals”) and such other conditions of the Grant as the Committee deems appropriate.
     (c) Payment with respect to Performance Units/Shares. At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Units/Shares are met, the value of the Performance Units (if applicable) and the amount, if any, to be paid with respect to the number of Performance Units/Shares that have been earned. Payments with respect to Performance Units/Shares shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee.
     (d) Requirement of Employment. If the Grantee ceases to be employed by the Company during a Performance Period, or if other conditions established by the Committee are not met, the Grantee’s Performance Units/Shares shall be forfeited at the close of business on the Grantee’s last day of employment. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate. If the Grantee ceases to be employed by the Company after the expiration of a Performance Period but prior to payment, payment shall be made to the Grantee or the Successor Grantee, if applicable.
     (e) Recovery of Fringe Benefit Tax – The Grantee of Performance Units or Performance Shares shall reimburse the Company for any Fringe Benefit Tax payable by the Company with respect to such Performance Units or Performance Shares. The Committee will have the right to recover such Fringe Benefit Tax from the cash payable or shares to be allotted to the Grantee. The Committee shall have the right to withhold allotment of shares in respect of SARs until such Fringe Benefit Tax is paid by or recovered from the Grantee.

     9. Phantom Stock
     (a) General Requirements. The Committee may grant Phantom Stock to a Grantee in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.
     (b) Value of Phantom Stock. The Committee shall establish the initial value of the Phantom Stock at the time of grant which may be greater than, equal to or less than the Fair Market Value of a share of Company Stock.
     (c) Form and Timing of Payment. The Committee shall determine whether the Phantom Stock shall be paid in the form of cash, shares of Company Stock or a combination of the two, in such proportion as the Committee deems appropriate. Cash payments shall be in an amount equal to the Fair Market Value on the payment date of the number of shares of Company Stock equal to the number of shares of Phantom Stock with respect to which payment is made. The number of shares of Company Stock distributed in settlement of a Phantom Stock Grant shall equal the number of shares of Phantom Stock with respect to which settlement is made. Payment shall be made in accordance with the terms and at such times as determined by the Committee at the time of grant.
     (d) Requirement of Employment. If the Grantee ceases to be employed by the Company prior to becoming vested or otherwise entitled to payment, the Grantee’s Phantom Stock shall be forfeited at the close of business on the Grantee’s last day of employment. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.
     (e) Recovery of Fringe Benefit Tax – The Grantee of Phantom Stock shall reimburse the Company for any Fringe Benefit Tax payable by the Company with respect to such Phantom Stock. The Committee shall have the right to withhold issuance of shares in respect of Phantom Stock until such Fringe Benefit Tax is paid by or recovered from the Grantee.
     10. Withholding/Recovery of Taxes
     (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such Grants. In the case of Options and other Grants paid in Company Stock, the Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.
     (b) Recovery of Fringe Benefit Tax – All Grants under the Plan shall be subject to reimbursement by the Grantee to Company of any Fringe Benefit Tax, wherever payable by the Company – with respect to Options, SARs, Restricted Stock, Restricted Stock Units, Performance Stock Units, Performance Stock or Phantom Shares. The Company shall have the right to recover such Fringe Benefit Tax by deducting such amounts from all Grants paid in cash or from other wages or compensation paid to the Grantee. In case of Options and other Grants paid in Company Stock, the Company may require the Grantee or any other person receiving such shares to pay to the Company the amount of such Fringe Benefit Tax with respect to such Grants or the Company may deduct from other wages paid by the Company the amount of any Fringe Benefit Tax payable by the Company with respect to such Grants.
     (c) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Company’s income tax withholding obligation and/or obligation to pay Fringe Benefit Tax with respect to an Option, SAR, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Phantom Stock, any of which is paid in Company Stock, by having shares withheld having an aggregate

Fair Market Value up to an amount that does not exceed the required minimum amount necessary to satisfy the federal (including FICA), state and local tax liabilities and Fringe Benefit Tax. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.
     11. Transferability of Grants
     (a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee (“Successor Grantee”) may exercise such rights which have not been extinguished by the Grantee’s death. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.
     (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide in a Grant Instrument that a Grantee may transfer a Grant to family members or other persons or entities according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.
     12. Grants Subject to Code Section 162(m)
     (a) Performance Based Grants. Any Grant to a Grantee who is a “covered employee” within the meaning of Code Section 162(m), the exercisability or settlement of which is subject to the achievement of performance goals, shall qualify as “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. The performance goals for such a Grant shall consist of one or more of the business criteria set forth in Section 12(b), below, and a targeted level or levels of performance with respect to such criteria, as specified by the Committee in writing prior to (or, in the event the applicable performance period is one year, within 90 days after commencement of) the applicable performance period. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code and regulations thereunder. Performance goals may differ for such Grants to different Grantees. The Committee shall specify the weighting to be given to each performance goal for purposes of determining the final amount payable with respect to any such Grant. The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with such a Grant, but may not exercise discretion to increase such amount. All determinations by the Committee as to the achievement of performance goals shall be certified in writing prior to payment under the Plan, in the form of minutes of a meeting of the Committee or otherwise.
     (b) Business Criteria. Unless and until the Committee proposes for shareholder approval and the Company’s shareholders approve a change in the general business criteria set forth in this Section, the attainment of which may determine the amount and/or vesting with respect to Grants, the business criteria to be used for purposes of establishing performance goals for such Grants shall be selected from among the following alternatives, each of which may be based on absolute standards or peer industry group comparatives and may be applied at various organizational levels (e.g., corporate, business unit, division):
(i)	Total shareholder return

(ii)	Stock price increase

(iii)	Return on equity

(iv)	Return on capital

(v)	Cash flow, including operating cash flows, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital

(vi)	Economic value added

(vii)	Market share

(viii)	Client/associate satisfaction as measured by survey instruments

(ix)	Earnings per share

(x)	Revenue Levels

(xi)	Personal performance

(xii)	Productivity measures

(xiii)	Diversification of business opportunities

(xiv)	Price to earnings ratio

(xv)	Expense ratios

(xvi)	Total expenditures

(xvii)	Completion of key projects

(xviii)	Employee Retention
     In the event that Code Section 162(m) or applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without disclosing to shareholders and obtaining shareholder approval of such changes and without thereby exposing the Company to potentially adverse tax or other legal consequences, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.
     13. Deferrals
     The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Grantee by virtue of the exercise of any Option, SAR, or Restricted Stock Units the lapse or waiver of restrictions applicable to Restricted Stock, the satisfaction of any requirements or objectives with respect to Performance Units/Shares or the vesting or satisfaction of any terms applicable to Phantom Stock. If any such deferral election is permitted or required, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals.
     14. Requirements for Issuance or Transfer of Shares
     No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.
     15. Amendment and Termination of the Plan
     (a) Amendment. The Committee or the Board of Directors of the Company may amend or terminate the Plan at any time or from time to time, without obtaining the approval of the Company’s shareholders, except that the Plan may not be amended without the approval of the Company’s shareholders(i) to increase the aggregate number of shares issuable under the Plan (excepting proportionate adjustments made under Section 3(c) to give effect to stock splits, etc); (ii) to change the option price of optioned stock (excepting proportionate adjustments made under Section 3(c); (iii) to change the requirement that the option price per share of common stock covered by an incentive stock option (but not a nonqualified stock option) granted under this plan not be less than 100% of the fair market value of the Company’s common stock on the date such option is granted; (iv) to extend the time within which Options may be granted or the time without which a granted Option may be exercised; (v) to change, without the consent of the Optionee (or the Optionee’s, or the Optionee’s estate’s, legal representative), any Option previously granted to him or her under the Plan; or (vi) make any material amendment or other amendment if shareholder approval is required by Section 162(m) of the Code or the rules of the Securities and Exchange Commission or any stock exchange on which Company Stock is listed.
     (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Committee or is extended by the Committee with the approval of the shareholders.
     (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 22(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 22(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.
     (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.
     16. Funding of the Plan
     This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.
     17. Rights of Participants
     Nothing in this Plan shall entitle any Associate, Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan, and no Grant shall entitle any Associate, Non-Employee Director or other person to any future Grant. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.
     18. No Fractional Shares
     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
     19. Reorganization, Merger, Consolidation, Sale of Assets or Change of Control.
     (a) General. Except as otherwise provided in any Grant Instrument or other agreement approved by the Committee to which any Non-Employee Director or Associate is a party, in the event that the Company undergoes a Change of Control, as defined in Section 19(c), each Option, share of Restricted Stock and other Grant held by a Non-Employee Director shall without regard to any vesting schedule, restriction or performance target, automatically become fully exercisable or payable, as the case may be, as of the date of such Change of Control. In addition to the foregoing, in the event the Company undergoes a Change of Control or in the event of a corporate merger, consolidation, major acquisition of property for stock, separation, reorganization or liquidation in which the Company is a party to and in which a Change of Control does not occur, the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall also have the full power and discretion to prescribe and amend the terms and conditions of any outstanding Grants granted hereunder. The Committee may remove restrictions on Restricted Stock and Restricted Stock Units and may modify the performance requirements for any other Grants. The Committee may provide that Options or other Grants granted hereunder must be exercised in connection with the closing of such transactions, and that if not so exercised such Grants will expire. Any such determinations by the Committee may be made generally with respect to all Grantees, or may be made on a case-by-case basis with respect to particular Grantees. Notwithstanding the foregoing, any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s capital stock shall not constitute a merger, consolidation, major acquisition of property for stock, separation, reorganization, liquidation or Change of Control.
     (b) Stock Options. By way of illustration, and not by way of limitation, in the event of a Change of Control or in the event of corporate merger, consolidation, major acquisition of property for stock, separation, reorganization or liquidation in which the Company is a party to and in which a Change of Control does not occur, the Committee may, without obtaining shareholder approval (i) in all such events other than a liquidation, cause any Option then outstanding to be assumed by the surviving corporation in such corporate transaction; (ii) require the mandatory surrender to the Company by any Grantee of some (in all such events other than a liquidation) or all of the outstanding Options held by a Grantee as of a date specified by the Company or the surviving corporation, in which event the Company or the surviving corporation shall thereupon cancel such Options and pay to each Grantee an amount of cash per share equal to the amount that could have been attained upon the exercise of such Option or realization of the Grantee’s rights to the extent that such cash is available for distribution to Grantees after payment of all debt and senior securities of the Company; (iii) in all such events other than a liquidation, require the substitution of a new Option for some or all of the outstanding Options held by a Grantee provided that any replacement or substituted Option shall be equivalent in economic value to the Grantee; or (iv) in all such events other than a liquidation, make such adjustment to any such Option then outstanding as the Company deems appropriate to reflect such merger, consolidation, major acquisition of property for stock, separation, reorganization or liquidation.
     (c) Definition of Change of Control. For purposes of this Plan, a Change of Control of the Company shall mean:
     (i) The acquisition by any individual, entity or group within the meaning of Section 12(d)(3) or 13(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act” a (“Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either: (A) the then outstanding shares of common stock of the Company (the “outstanding Corporation Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (X) any acquisition directly from the Company, (Y) any acquisition by the Company, or (Z) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or
     (ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
     (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ( a “Business Combination”), in each case, unless, following such Business Combination, (A), all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Company resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no Person ( excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the Company resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the Company resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the board, providing for such Business Combination; or
     (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
     20. Effective Date of the Plan
     This Plan will become effective on May 28, 2004, as approved by the shareholders of the Company on May 28, 2004.
     21. Headings
     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.
     22. Miscellaneous
     (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to associates thereof who become Associates of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an associate of another corporation who becomes an Associate by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. If substitute Options are granted, the Committee, in its sole discretion, may determine that such substitute Options shall have an Exercise Price less than the Fair Market Value of a share of Company Stock on the date of Grant. The terms and conditions of the substitute Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute Grants.
     (b) Compliance with Law. The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with the Sarbanes Oxley Act of 2002 and all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In particular, and without otherwise limiting the provisions of this Section 22(b), no Grantee subject to section 16 of the Exchange Act may exercise any Option or SAR except in accordance with applicable requirements of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

     (c) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Missouri.
Adopted by Shareholders on May 28, 2004
Amended by the Compensation Committee on December 3, 2007